As filed with the Securities and Exchange Commission on December 28, 1995

                                                 Registration File No. 33-64705



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------


                               AMENDMENT NO. 1 TO
                                    FORM S-3


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                              BERGER HOLDINGS, LTD.
             (Exact name of registrant as specified in its charter)

                                  Pennsylvania
         (State or Other Jurisdiction of Incorporation or Organization)

                                   23-2160077
                     (I.R.S. Employer Identification Number)

                           805 Pennsylvania Boulevard
                             Feasterville, PA 19053
                                 (215) 355-1200
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                         Theodore A. Schwartz, Chairman
                           805 Pennsylvania Boulevard
                             Feasterville, PA 19053
                                 (215) 355-1200
  (Name, Address Including Zip Code and Telephone Number, Including Area Code,
                              of Agent For Service)
                         ------------------------------

                                 With a copy to:

                             Jason M. Shargel, Esq.
                            Frederick J. Fisher, Esq.
                   Klehr, Harrison, Harvey, Branzburg & Ellers
                               1401 Walnut Street
                             Philadelphia, PA 19102
                                 (215) 568-6060

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
                         ------------------------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

     If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

    If this Form is filed to register additional securities for an offering pursuant to Rule 464(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________


    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                       Proposed               Proposed
                                Amount                  Maximum                Maximum               Amount of
    Title of Shares              to be              Aggregate Price           Aggregate            Registration
   to be Registered          Registered(1)            Per Unit            Offering Price            Fee(1)(2)
----------------------------------------------------------------------------------------------------------------------
Common                          929,500                 $1.125              $1,045,568.50             $360.58
Stock
======================================================================================================================


(1) Includes 907,000 shares of Common Stock for which a registration fee of $351.86 was previously paid. A registration fee of $8.73 is being paid with Amendment No. 1 to Form S-3.

(2) In accordance with section (c) of Rule 457 under the Securities Act of 1933, the registration fee payable in connection herewith has been calculated based upon the average of the closing bid and closing asked prices for the Registrant's common stock on November 28, 1995 (as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SELLING SHAREHOLDER
PROSPECTUS
DATED DECEMBER 28, 1995
                              BERGER HOLDINGS, LTD.


                                  Common Stock

                        For Sale by Selling Shareholders


         This Prospectus concerns the offer and sale, from time to time, of up to an aggregate of 929,500 shares (the "Shares") of the common stock, par value $.01 per share (the "Common Stock") of Berger Holdings, Ltd., a Pennsylvania corporation (the "Company"), by certain holders (the "Selling Shareholders") of the Company's Common Stock and Warrants to purchase shares of Common Stock (the "Warrants"). See "Selling Shareholders and Related Information." The Company's Common Stock is listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the symbol "BGRH." On November 28, 1995, the average of the closing bid and the closing asked price for the Company's Common Stock, as quoted on NASDAQ, was $1.125 per share.


         It is presently anticipated that sales of Shares hereunder will be effected, from time to time, in transactions in the over-the-counter market, at prices obtainable at the time of sale, and/or in privately negotiated transactions. Brokers or dealers may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated prior to any sale. Sales of Shares hereunder will continue until all Shares are sold by the Selling Shareholders or until December 31, 1997, whichever is earlier unless otherwise extended by the Company in its discretion.

         All of the Shares are being registered by the Company for sale by the Selling Shareholders. See "Selling Shareholders and Related Information." The Company will not receive any of the proceeds from the sale of the Shares.


                          -----------------------------

         THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 5.


                          -----------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          -----------------------------

================================================================================================================================
                                                            Underwriting                                    Proceeds to
                                           Price to          Discounts              Proceeds to             the Selling
                                            Public        and Commissions           the Company            Shareholders(2)
--------------------------------------------------------------------------------------------------------------------------------
Per Share.............                       $(1)          $         (2)             $       0                   $(1)
================================================================================================================================
 Total(2)...............                     $(1)          $         (2)             $       0                   $(1)
================================================================================================================================

(1) It is anticipated that the Shares registered hereunder will be sold in market or private transactions at prevailing prices, from time to time.
(2) The Company will pay all expenses, other than any underwriting or broker-dealer discounts or commissions agreed to be paid by the Selling Shareholders.

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DISCUSSED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                      ------------------------------------

                             ADDITIONAL INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549.

         The Company has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby (such registration statement, together with all exhibits thereto, is hereinafter referred to as the "Registration Statement"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement. Statements contained in this Prospectus as to the contents of certain documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete, and in each instance reference is made to such document, each such statement being qualified in all respects by such reference.


                          -----------------------------

         The Company furnishes its shareholders with annual reports containing consolidated financial statements audited by independent accountants and with quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of each year.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Company incorporates by reference into this Prospectus the documents listed below:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995; June 30, 1995; and September 30, 1995.

         (3) The description of the Corporation's Common Stock contained in the Company's Registration Statement on Form 8-A, dated December 19, 1984.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment to the Registration Statements which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide, without charge, to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of all documents incorporated by reference in this Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein. Requests for such copies should be directed to: Corporate Secretary, Berger Holdings, Ltd., 805 Pennsylvania Boulevard, Feasterville, PA 19053.

                                   THE COMPANY

         The Company is a Pennsylvania corporation organized in 1979. Through its subsidiary, Berger Bros Company, the Company is principally engaged in the manufacture and distribution of roof drainage products ("RDP") and solid vinyl home siding ("SVHS") products.

         The Company's RDP product line, consisting of gutters, downspouts, trim coil and associated accessories and fittings, is manufactured by the Company in its manufacturing facility in Feasterville, PA. The Company sells RDP through its sales representatives and telemarketing principally to wholesale distributors who sell directly to roofers and general contractors for use in the repair and replacement of roof drainage systems in existing buildings, primarily residential.

         The Company's SVHS product line is produced under the name Graywood and consists of solid vinyl home siding and associated accessories. Such products are manufactured in the Company's Feasterville facility. Sales of SVHS products are principally made to wholesale distributors and services accounts in the modular home industry.

         The Company's address is 805 Pennsylvania Boulevard, Feasterville, PA 19053 and its telephone number is (215) 355-1200.

                                  THE OFFERING


Securities Being Offered:              Up to  929,500 Shares to be sold by the
                                       Selling Shareholders.  See "Selling
                                       Shareholders and Related Information."


Securities Outstanding (as of
  November 20, 1995):                  Common Stock - 3,516,439


                                       Common Stock Issuable Upon Exercise of
                                       Outstanding Options and
                                       Warrants -  1,470,000

                                       Common Stock To Be Outstanding If All
                                       Outstanding Options and Warrants Are
                                       Exercised - 4,986,439


                                       Preferred Stock - None

Risk Factors:                          The Shares offered hereby involve a
                                       high degree of risk and prospective
                                       purchasers should consider carefully
                                       the factors specified under "Risk
                                       Factor" before purchasing.

                                  RISK FACTORS

              An investment in the Shares involves a high degree of risk. The Shares are a suitable investment only for those investors who can afford a total loss of their investment. Before making a decision to purchase Shares, a prospective investor should consider carefully, among other things, the following factors.

              Matters Relating to Bankruptcy Proceedings. The Company filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code on December 6, 1991. The effective date of the Company's Plan of Reorganization was April 13, 1993. The Company's bankruptcy proceedings have had a material adverse effect upon its operations. Such adverse effects have ameliorated over time, but may continue into the future.


              Need For Additional Financing. Between December 1993 and
December 1995, the Company completed the sale of an aggregate of 1,691,666 shares of Common Stock and Warrants to purchase up to an additional 1,470,000 shares of Common Stock. In June 1994 the Company entered into a Loan and Security Agreement with the CIT Group/Credit Finance, Inc. (the "CIT Loan") which (i) enabled the Company to repay its outstanding obligation to its principal lender at a discount and (ii) provided additional working capital. The Company believes that it currently has sufficient working capital to allow the Company to maintain or increase its current volume of sales. However, the Company will require additional debt and/or equity financing upon the maturity of the CIT Loan in June 1996, unless the CIT Loan is extended. The Company is currently exploring additional alternatives with regard to the refinancing of the CIT Loan. There is no assurance that the CIT Loan can be extended or refinanced on advantageous terms or at all.

              Matters Related to Market Price. The market for the Common Stock has been adversely affected by the Company's bankruptcy proceedings, and may continue to be so affected for an indefinite period. There is no assurance as to the liquidity of the trading market in the Shares. As a result of the issuance of Common Stock upon the exercise of outstanding options and warrants, the number of shares of Common Stock outstanding may increase to 4,986,439. If and when such increase is accomplished, the number of the Company's shares of Common Stock that are freely tradeable may over time greatly exceed the number of shares that are presently freely tradeable. The influx of a large number of shares onto the trading market may create downward pressures on the trading price of the Common Stock.


              No Underwriter Participation in Preparation. No selling agent or underwriter has participated in the preparation of this offering. Generally, in an underwritten offering, an underwriter would conduct certain investigations relative to the issuer, its business and the terms of the offering in order to establish a reasonable basis for the pricing of the securities to be sold and to verify the disclosures made in connection with the offering. Inasmuch as no underwriter has participated in this offering, no underwriter has exercised due diligence with respect to the information contained in this Prospectus.

              Dividends. No dividends have been paid by the Company in the past five years and the payment of dividends is not contemplated in the foreseeable future. The payment of future dividends will be directly dependent upon the earnings of the Company, its financial needs and other similarly unpredictable factors. Earnings, if any, are expected to be retained to finance and develop the Company's business.

              Competition. There are many other companies engaged in the manufacture and distribution of roof drainage and solid vinyl siding products, and many of these companies have greater financial and other business resources than those presently possessed by the Company. Further, other companies may enter the Company's area of business in the future. There can be no assurance that the Company will be able to compete successfully with such companies.

              Dependence Upon Key Personnel. The Company's ongoing operations may depend to a material extent upon the continued services of certain key management personnel, including primarily Theodore A. Schwartz, Chairman of the Board of Directors and Chief Executive Officer, Joseph F. Weiderman, President, and Paul L. Spiese, III, Vice President-Manufacturing. The loss of, or the interruption in, the services of any of such individuals during this period could adversely affect the conduct of the Company's business and its future performance. In addition, the loss of the services of Mr. Schwartz and/or Mr. Weiderman could trigger an Event of Default under the CIT Loan. The Company is the beneficiary of key-man life insurance policies on the lives of Messrs. Schwartz, Weiderman and Spiese in the amount of $500,000 each.

              Raw Materials. The price and availability of the raw materials utilized by the Company (aluminum, steel, copper and polyvinylchloride ("PVC")) are subject to fluctuation. In addition, the Company's ability to obtain such materials from domestic and foreign suppliers may be subject to trade restrictions, work stoppages and other factors. In particular, PVC, from which the Company's solid vinyl home siding line is fabricated, is produced by relatively few manufacturers. The Company currently purchases all of its PVC requirements from one supplier. To date, the Company has not encountered any significant shortages of PVC or other materials or experienced any significant delay in obtaining such materials. Increases in the price of raw materials may have an adverse impact on the profit margin for sales of the Company's products. There can be no assurance that there will be no shortages, significant delays or price increases in the future.

              Net Losses. For the years 1991 through 1994, inclusive, the Company incurred operating losses and net losses. For the nine months ended September 30, 1995, the Company reported operating income of $96,837 and net loss of $332,725. There can be no assurance that the Company will have operating income or net income in the future.

              No Contracts for Sales. As of the date of this Prospectus, the Company has no sales contracts which call for the Company to make ongoing deliveries of its products. All sales contracts between the Company and its customers represent a single transaction. There can be no assurance that customers of the Company will continue to purchase the same volume of products from the Company or at all.

              Inventory Levels. During the Company's bankruptcy proceedings, the Company was unable to maintain adequate inventory levels due to cash constraints. The Company believes that it currently maintains an inventory level sufficient to support or increase its existing levels of sales. However, there can be no assurance that the Company will be able to continue to maintain such inventory levels in the future.

              The Housing Market and the Home Building and Home Improvement Industry. Demand for the Company's products is dependent upon the housing market and the home building and home improvement industry which tend to be cyclical in nature and have experienced significant downturns in recent years. There is no assurance that negative industry cycles in the future will not adversely affect the Company's business.

              Seasonality of Business. The demand for the Company's products in its primary market is seasonal. Inclement winter weather, such as that experienced in 1994, and excessively hot and dry summer weather, such as that experienced in 1995 in the Northeastern United States, usually causes a reduction in the level of building activity in both the homebuilding and home improvement markets.

                              SELLING SHAREHOLDERS
                             AND RELATED INFORMATION


             The Shares which may be sold pursuant to this Prospectus consist of
(i) issued and outstanding shares of Common Stock owned by the Selling Shareholders and (ii) shares of Common Stock reserved for issuance upon exercise of Warrants owned by the Selling Shareholders.

             The Selling Shareholders are listed below. Included below concerning each Selling Shareholder is (a) a reference to any position, office or other material relationship existing between such person or entity and the Company or any of its predecessors or affiliates during the past three years; and (b) the total amount and percentage of the Company's Common Stock beneficially owned by such person, the amount subject to sale hereunder and the resulting amount and percentage if all Shares offered hereby which are owned by such person or entity are sold.

                                                 Pre-Offering(1)                           Post-Offering(1)(2)
                                                 ----------------                          -------------------
                                         Total                                             Total
                                        Number                                            Number
                                       of Shares                                        of Shares
                                     Beneficially      Percentage        Shares        Beneficially     Percentage
Selling Shareholders                   Owned          of Class(3)       Offered          Owned          of Class(3)
--------------------                 ------------     -----------       -------        ------------     -----------

Blair Wood Financial                   50,000 (4)            *           50,000                0           *

Arden Brown                           244,500 (5)           6.45%        72,000             172,500       4.77%


First Colonial Securities              52,500 (4)            *           52,500                0           *


First Colonial Securities              10,000                *           10,000                0           *
Group Profit Sharing Plan
FBO George D. Eggers III

Emerald Industries                    100,000               2.84%       100,000                0           *

Larry Falcon                           27,791 (6)            *           20,000               7,791        *

David Fields                           10,000 (4)            *           10,000                0           *

Rick Frimmer                           20,000 (7)            *           20,000                0           *

Jacob I. Haft M.D.                    121,070 (8)           3.26%        30,000              91,070       2.57%

Michael Isaacson                       20,000                *           20,000                0           *

Jasper Electric Pension Plan           10,000                *           10,000                0           *
FBO Robert M. Cunliffe

David & Cheryl Karton                  20,000                *           20,000                0           *


Howard Kent                            15,000                *           15,000                0           *


Dr. Irving Kraut                      167,533 (9)           4.65%        20,000             147,533       4.11%



                                       -7-





Steven Lang                            10,000                *           10,000                0           *

Arthur Lichtenberg                     12,000                *           12,000                0           *

Ben Lichtenberg                        38,000(10)            *           38,000                0           *

William B. Noyovitz                    10,000                *           10,000                0           *

Jeffrey I. Schocket                    27,857(11)            *           20,000               7,857        *

Marc Scott                             15,000                *           15,000                0           *

Jules Simon                            10,000                *           10,000                0           *

Paul L. Spiese, III                   194,726(12)           5.31%       100,000              94,726       2.66%

Joel Strote P.C.                       15,000                *           15,000                0           *

Strote-Whitehouse                      25,000                *           25,000                0           *
Employee Retirement Trust

Theodore A. Schwartz                  315,225(13)           8.38%       100,000             215,225       5.88%

Joseph F. Weiderman                   245,090(14)           6.63%       100,000             145,090       4.04%

Francis E. Wellock, Jr.                55,750(15)           1.55%        25,000              30,750        *

-----------------------------------

*        Indicates less than one percent.

(1) Beneficial ownership figures include all Common Stock represented by shares of issued and outstanding Common Stock as well as shares of Common Stock issuable upon exercise of outstanding warrants and options. Except as otherwise indicated below, none of the Selling Shareholders holds any option, warrant, right or convertible security exercisable for or convertible into Common Stock, whether or not immediately exercisable or convertible or, in the case of employee stock options, currently vested or unvested.

(2) Assumes the sale of all Shares offered by this Prospectus by each Selling Shareholder to third parties unaffiliated with the Selling Shareholders.

(3) These percentages are calculated in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder.

(4)      Consists solely of immediately exercisable options to purchase Common
         Stock.

(5) Includes 171,000 immediately exercisable options and warrants (of which 70,000 options are held jointly by Mr. Brown and spouse) and 70,000 shares held jointly by Mr. Brown and spouse.

(6) Consists solely of immediately exercisable options and warrants to purchase Common Stock.

(7) Consists of shares of Common Stock held by Mr. Frimmer as custodian for Melanie L. Frimmer.

(8)      Includes options and warrants to purchase 52,414 shares of Common
         Stock.

(9)      Includes options and warrants to purchase 90,000 shares of Common
         Stock.

(10) Includes 27,000 shares of Common Stock held by First Colonial Securities Profit Sharing Plan for the benefit of Mr. Lichtenberg and 11,000 shares of Common Stock held by Mr. Lichtenberg as custodian for Ross Lichtenberg.

(11)     Includes options and warrants to purchase 27,791 shares of Common
         Stock.

(12)     Includes options and warrants to purchase 149,726 shares of Common
         Stock.

(13) Includes 1,500 shares of Common Stock held by Mr. Schwartz as joint tenant with Janice L. Bredt and options and warrants to purchase 246,630 shares of Common Stock.

(14)     Includes options and warrants to purchase 178,643 shares of Common
         Stock.

(15)     Includes options and warrants to purchase 40,000 shares of Common
         Stock.

         It is presently anticipated that sales of Shares hereunder will be effected, from time to time, in transactions in the over-the-counter market, at prices obtainable at the time of sale, and/or in privately negotiated transactions. Brokers or dealers may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated prior to any sale. Sales of Shares hereunder will continue until all Shares are sold by the Selling Shareholders or until December 31, 1997, unless otherwise extended by the Company in its discretion.

                                     EXPERTS

         The consolidated financial statements and financial statement schedules of the Company and its subsidiaries as of December 31, 1993 and 1994 and for the three years ended December 31, 1994 incorporated by reference in this Prospectus have been examined by Goldenberg Rosenthal Friedlander, the Company's independent certified public accountants, for the periods and to the extent set forth in their report incorporated by reference herein and have been so incorporated in reliance upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the Shares of Common Stock offered hereby will be passed upon by Messrs. Klehr, Harrison, Harvey, Branzburg & Ellers, Philadelphia, Pennsylvania.

         No person is authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates or an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                                TABLE OF CONTENTS

                                                                  Page

Additional Information........................................       2
Incorporation of Certain Information By Reference.............       3
The Company...................................................       4
The Offering..................................................       4
Risk Factors..................................................       5
Selling Shareholders and Related Information..................       7
Experts.......................................................      10
Legal Matters.................................................      10













                                 929,500 SHARES






                              BERGER HOLDINGS, LTD.





                                  COMMON STOCK






                           ---------------------------

                               SELLING SHAREHOLDER
                                   PROSPECTUS

                           ---------------------------








                                December 28, 1995

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, all of which are being borne by the Registrant.

         Securities and Exchange Commission Registration Fee............................           $   351.85
         *Printing and Engraving Expenses...............................................               500.00
         *Accounting Fees and Expenses..................................................             1,500.00
         *Legal Fees and Expenses.......................................................             5,000.00
         *Blue Sky Qualification Fees and Expenses......................................             2,500.00
         *Transfer Agent and Registrar Fees and Expenses................................                 -
         *Miscellaneous.................................................................            22,648.15
                                                                                                   ----------
                  TOTAL.................................................................           $32,500.00

-----------------
*  Estimate

Item 15. Indemnification of Directors and Officers

         Sections 1741 through 1750 of Subchapter C, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

         Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officer under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), to which any of them is a party or is threatened to be made a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 1742 permits indemnification in derivative actions if the appropriate standard of contact is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

         Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742.

         Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by
(i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

         Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17C of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

         Section 1747 also grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against the liability under Subchapter 17C of the BCL.

         Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17C of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

         Section 1750 provides that the indemnification and advancement of expense provided by, or granted pursuant to, Subchapter 17C of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

         Article VII of the Registrant's Bylaws, which are incorporated by reference in this Registration Statement, provides in general that the Registrant shall indemnify its officers and directors to the fullest extent permitted by law.

Item 16.  Exhibits and Financial Statement Schedules

         The following documents are filed as part of this Registration Statement. (Exhibit numbers correspond to the exhibits required by Item 601 of Regulation S-K for a Registration Statement on Form S-3).

Exhibit
Number                     Title                              Method of Filing
-------                    -----                              ----------------

2.1                        Debtor's Third Amended             Incorporated by reference to Exhibit
                           Joint Plan of                      1 of the Current Report on Form 8-K filed on
                           Reorganization                     March 30, 1993 (the "Form 8-K")

2.2                        Third Amended Disclosure           Incorporated by reference to Exhibit
                           Statement for Debtor's             2 of Form 8-K
                           Amended Joint Plan of
                           Reorganization

2.3                        Settlement Agreement by            Incorporated by reference to Exhibit
                           and between the Registrant         4 of Form 8-K
                           and Meridian Bank



                                      II-2





4.1                        Specimen Certificate               Incorporated by reference to
                           for Common Stock                   Exhibit 4(a) to Amendment No. 1 to the
                                                              Registration Statement on Form S-1 filed on
                                                              October 15, 1990 ("Pre-Effective Amendment
                                                              No. 1")

4.2                        Form of 1993                       Incorporated by reference to Exhibit 4(g)
                           Private Placement Warrant          of the Registration Statement on Form S-1,
                           No. 1                              filed June 16, 1993, (the "1993 Form S-1")

4.3                        Form of Consulting Warrant         Incorporated by reference to Exhibit 4(h)
                           by and between the Company         of the 1993 Form S-1
                           and Universal Solutions, Inc.

4.4                        Form of 1993                       Incorporated by reference to Exhibit 4.9 of the
                           Private Placement Warrant          Registration Statement on Form S-3, filed
                           No. 2                              January 21, 1993 (the "1993 Form S-3")


4.5                        Form of 1995                       *
                           Private Placement Warrant


5                          Opinion of Klehr,                  Filed Herewith
                           Harrison, Harvey,
                           Branzburg & Ellers



23.1                       Consent of Goldenberg              *
                           Rosenthal Friedlander


23.2                       Consent of Klehr,                  See Exhibit 5
                           Harrison, Harvey,
                           Branzburg & Ellers

______________________


* Previously filed with the Registrant's initial filing of the Registration Statement on Form S-3.


         All other exhibits for which provision is made in the applicable regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

Item 17.  Undertakings.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling-person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

             A.    The undersigned registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to its Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Feasterville, Commonwealth of Pennsylvania, on December __, 1995.


                                         BERGER HOLDINGS, LTD.


                                          By: JOSEPH F. WEIDERMAN
                                             -------------------------------
                                             Joseph F. Weiderman, President

                           ---------------------------


Signature                                   Title                                         Date
---------                                   -----                                         ----

THEODORE A. SCHWARTZ                        Chief Executive Officer                       December __, 1995
-----------------------------               and Chairman of the Board
Theodore A. Schwartz


THEODORE A. SCHWARTZ                        Director                                      December __, 1995
-----------------------------               Vice President
Paul L. Spiese, III*


JOSEPH F. WEIDERMAN                         President, Chief Operating                    December __, 1995
-----------------------------               Officer and Principal
Joseph F. Weiderman                         Financial Officer, Director



                                            Director                                      December __, 1995
-----------------------------
Larry Falcon


                                            Director                                      December __, 1995
-----------------------------
Jacob I. Haft, M.D.


THEODORE A. SCHWARTZ                        Director                                      December __, 1995
-----------------------------
Jeffrey I. Schocket*


THEODORE A. SCHWARTZ                        Director                                      December __, 1995
-----------------------------
Dr. Irving Kraut*


THEODORE A. SCHWARTZ                        Principal Accounting Officer                  December __, 1995
-----------------------------
Francis E. Wellock*



* An original power of attorney authorizing Theodore A. Schwartz and Joseph F. Weiderman, and each of them, to sign the amendment to the Registration Statement on Form S-3 on behalf of such person was filed with the initial filing of the Registration Statement on Form S-3.